Report of Independent Registered Public
 Accounting Firm

To the Shareholders and Board of Trustees of Federated Institutional Trust:

In planning and performing our audit of the fi nancial statements of Federated
Government Ultrashort Duration Fund (the "Fund
") (one of the portfolios constituting
Federated Institutional Trust) as of and for th e year ended July 31, 2014, in accordance with the standards of the Public Company Account ing Oversight Board (United States), we considered the Fund's internal control over financial reporting, including controls over safeguarding securities, as a basis for des igning our auditing procedures for the purpose of expressing our opinion on the financi al statements and to comply with the requirements of Form N-SAR, but not for the purp ose of expressing an opinion on the effectiveness of the Fund's internal control ove r financial reporting. Accordingly, we express no such opinion.
The management of the Fund is responsible for e stablishing and maintaining effective internal control over financial reporting. In f ulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over fi nancial reporting is a process designed to provide reasonable assurance regarding the reliab ility of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's inter nal control over financial reporting includes those policies and procedures that (1) p ertain to the maintenance of records that, in reasonable detail, accurately and fairly refle ct the transactions and dispositions of the assets of the company; (2) provide reasonable assu rance that transactions are recorded as necessary to permit preparation of financial state ments in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the
company; and (3) provide reasonable assurance reg arding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal con trol over financial reporting may not prevent or detect misstatements. Also, projection s of any evaluation of effectiveness to future periods are subject to the risk that cont rols may become inadequate because of changes in conditions, or that the degree of co mpliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or a combin ation of deficiencies, in internal control over financial reporting, such that there is a re asonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be ma terial weaknesses under standards established by the Public Company Accounting Over sight Board (United States).
However, we noted no deficiencies in the Fund's in ternal control over financial reporting and its operation, including controls over safegu arding securities, that we consider to be a material weakness as defined above as of July 31,
 2014.

This report is intended solely for the informatio n and use of management and the Board of Trustees of the Fund and the Securities and E xchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



	/s/ Ernst & Young LLP

Boston, Massachusetts
September 23, 2014